UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 25, 2014 (April 23, 2014)

Date of Report (Date of earliest event reported)

HCP, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-08895	33-0091377
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3760 Kilroy Airport Way

Suite 300

Long Beach, California 90806

(Address of principal executive offices) (Zip Code)

(562) 733-5100

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01        Entry into a Material Definitive Agreement.

On April 23, 2014,  HCP, Inc., a Maryland corporation (“HCP”), and Brookdale Senior Living Inc., a Delaware corporation (“Brookdale”), entered into a Master Contribution and Transactions Agreement (the “Master Agreement”).  At the closing contemplated by the Master Agreement (the “Closing”), HCP and Brookdale will enter into two joint venture transactions and amend the terms of certain existing agreements between HCP and Brookdale and/or certain of their respective affiliates, and between Emeritus Corporation, a Washington corporation (“Emeritus”), and HCP and/or certain of their respective affiliates.  The Closing is subject to a number of conditions, as described below, including the prior or concurrent closing of the previously announced merger between Brookdale and Emeritus (the “Merger”) described in the Brookdale Current Report on Form 8-K filed with the Securities and Exchange Commission on February 21, 2014.

Joint Venture Transactions

Each of the joint ventures contemplated by the Master Agreement will use a “RIDEA” structure, whereby each of HCP and Brookdale will invest in an “opco” joint venture and a “propco” joint venture. The propco will own most of the applicable communities and will lease such communities to the opco pursuant to long-term leases. The opco will own the remainder of the applicable communities not owned by the propco, and the opco will engage an affiliate of Brookdale to manage all of the communities pursuant to management agreements with 15-year terms subject to certain extension options.

Joint Venture Relating to HCP’s and Brookdale’s CCRC  Entrance Fee Communities.  At the Closing, HCP and Brookdale will enter into a joint venture with respect to certain continuing care retirement / entrance fee communities currently owned by HCP or Brookdale and leased and/or operated by Brookdale. Brookdale will own a 51% ownership interest, and HCP will own a 49% ownership interest, in each of the propco and opco.  Pursuant to the terms of the Master Agreement, Brookdale will contribute to the joint venture eight wholly-owned entities (owning nine properties in eight CCRC communities subject, in certain cases, to existing debt), and HCP will contribute to the joint venture one or more wholly-owned entities (owning three unencumbered properties in two CCRC communities).  One of the properties to be contributed by Brookdale is under construction and will be contributed to the joint venture subject to existing debt, upon the earlier of the first anniversary of the Closing or receipt of the certificate of occupancy for such community. In addition to these 10 CCRC communities, Brookdale will contribute the rights and obligations of Brookdale under previously executed purchase agreements (the “Purchase Agreements,” which were entered into on April 22, 2014 by Brookdale and provide for the acquisition by Brookdale, independent of the joint venture and Merger transactions, of four communities managed by Brookdale for an aggregate purchase price of $323.5 million, including fees associated with the prepayment of certain debt), and HCP will contribute $323.5 million in cash for such purchases.  Each of the communities in the joint venture will be managed by an affiliate of Brookdale, and Brookdale will guarantee certain obligations of the manager under the applicable management agreements.  Each of the propco and opco will be governed by a board of managers consisting of six members, with three representatives each appointed by HCP and Brookdale.

Joint Venture Relating to Certain HCP / Emeritus Communities.  At the Closing, HCP and Brookdale will enter into a joint venture with respect to certain independent living, assisted living, memory care and/or skilled nursing care communities currently owned by HCP and leased and operated by Emeritus.  HCP will own an 80% ownership interest, and Brookdale will own a 20% ownership interest, in each of the propco and opco.  Pursuant to the terms of the Master Agreement, HCP will make a loan to Brookdale in the original principal amount of approximately $68 million to fund Brookdale’s initial capital contribution to the joint venture.  HCP will contribute to propco 49 unencumbered communities.  In addition, prior to the Closing, an affiliate of HCP will make a mezzanine loan to a separate affiliate of HCP in the principal amount of approximately $628 million that will be assumed by propco at the Closing, which loan will have a term of seven years, will provide for interest at an average annual rate of 11.4% for the first three years, at an annual rate of 5.5% for years four and five, at an annual rate of 5.75% in year six and at an annual rate of 6.0% in year seven, and will be secured by a pledge of equity interests in propco or its subsidiaries. Upon formation of the joint venture at the Closing, propco will lease the communities to opco.  Each of the communities in the joint venture will be managed by an affiliate of Brookdale, and Brookdale will guarantee certain obligations of the manager under the applicable management agreements.

Pursuant to the terms of the Master Agreement, Brookdale will pay to HCP a fee related to the lease restructuring in the amount of $34 million, which fee will be payable over a two year period.

Amendments to Existing Agreements (including Triple Net Leases)

At the Closing, HCP and Brookdale will amend and restate certain triple net leases between Emeritus and affiliates of HCP in respect of 153 communities, which amended and restated leases will provide for the creation of multiple pools of master leases.  The terms of these master leases will average approximately fifteen years, subject to two extension options of approximately ten years each, and the master leases will be guaranteed by Brookdale.  The amended and restated leases will provide for total base rent in 2014 of $158 million (unchanged from the existing rent) and will include lower future rent payments and escalations compared to the existing leases.  HCP has agreed to make available up to $100 million for capital expenditures related to the communities during calendar years 2014 through 2017 at an initial lease rate of 7.0%.  Each master lease includes certain customary covenants, with respect to, among other things, capital expenditure requirements, restrictions on the ownership, operation and management of competing communities and transfer restrictions (including restrictions on changes of control of Brookdale).  Each master lease also includes customary events of default and remedies relating thereto.  In addition, the master leases will include a purchase option in favor of Brookdale for up to ten communities at an aggregate purchase price not to exceed $60 million.  The purchase price for any acquisition pursuant to a purchase option will be financed by HCP with mortgage debt.

In connection with the transactions contemplated by the Master Agreement, HCP and Brookdale have also agreed that, at the Closing, (i) Brookdale will waive the purchase option rights granted by HCP to Emeritus pursuant to 49 of the existing Emeritus leases, (ii) the parties will modify the existing term extension hurdle and incentive management fee structure applicable to an existing joint venture between HCP and Brookdale in respect of 20 independent living, assisted living, memory care and/or skilled nursing care communities and (iii) HCP will release certain deposits and reserves posted by Brookdale and Emeritus and certain of their respective affiliates and held by HCP or its affiliates in connection with existing leases between the parties, subject to any required lender consents.

The Master Agreement contains certain customary representations and warranties made by each party that are qualified by the confidential disclosures provided to the other party in connection with the Master Agreement. HCP and Brookdale have also agreed to various customary covenants and agreements, including that Brookdale will use commercially reasonable efforts to obtain certain required lender consents and governmental approvals, subject to certain restrictions. In addition, HCP and Brookdale have agreed to indemnify each other for losses arising out of breaches of representations, warranties and covenants and for certain pre-closing liabilities, in each case subject to certain limitations.

The obligations of HCP and Brookdale to consummate the transactions contemplated by the Master Agreement are subject to the satisfaction or waiver of certain conditions, including the prior or concurrent closing of the Merger, the receipt of required lender consents and regulatory approvals, the absence of a material default under any other agreement between HCP and Brookdale and/or any of their respective affiliates and the consummation of the transactions contemplated by the Purchase Agreements at or promptly following Closing.  The Master Agreement may be terminated by either party under certain circumstances, including a breach by the other party of its obligations under the Master Agreement that is not cured within the applicable period or the failure of the Closing to occur by December 31, 2014.

Forward Looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: The statements in this Form 8-K which are not historical facts are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, among other things, statements regarding anticipated outcomes relating to the proposed CCRC JV and the Brookdale and Emeritus merger transaction and the potential benefits of an expanded relationship and joint ventures between HCP and Brookdale. These statements are made as of the date hereof, are not guarantees of future performance and are subject to known and unknown risks, uncertainties, assumptions and other factors — many of which are out of HCP’s control and difficult to forecast — that could cause actual results to differ materially from those set forth in or implied by such forward-looking statements. These risks and uncertainties include but are not limited to: HCP’s ability to complete the transactions described above on the currently proposed terms or at all; the risk that HCP may not be able to achieve the benefits of the investments described above within expected time-frames or within expected cost projections; risks relating to the merger of Brookdale and Emeritus, including in respect of the satisfaction of closing conditions to the merger, unanticipated difficulties relating to the merger, the risk that regulatory approvals required for the merger are not obtained or are obtained subject to unanticipated conditions, uncertainties as to the timing of the merger, litigation relating to the merger, the impact of the transaction on each party’s relationships with its residents, employees and third parties, and the parties’ inability to obtain, or delays in obtaining, cost savings and synergies from the merger; changes in global, national and local economic conditions, including a prolonged period of weak economic growth; volatility or uncertainty in the capital markets, including changes in the availability and cost of capital (impacted by changes in interest rates and the value of HCP’s common stock), which may adversely impact HCP’s ability to consummate transactions or reduce the earnings from potential transactions; HCP’s ability to manage its indebtedness level and changes in the terms of such indebtedness; the effect on healthcare providers, including Brookdale and Emeritus, of the recently enacted and pending Congressional legislation addressing entitlement programs and related services, including Medicare and Medicaid, which may result in future reductions in reimbursements; the ability of operators, tenants and borrowers, including Brookdale and Emeritus, to conduct their respective businesses in a manner sufficient to maintain or increase their revenues and to generate sufficient income to make rent and loan payments to HCP and HCP’s ability to recover investments made, if applicable, in their operations; the financial weakness of some operators and tenants (potentially including Brookdale and Emeritus), including potential bankruptcies and downturns in their businesses, which results in uncertainties regarding HCP’s ability to continue to realize the full benefit of such operators’ and/or tenants’ leases; changes in federal, state or local laws and regulations, including those affecting the healthcare industry that affect HCP’s costs of compliance or increase the costs, or otherwise affect the operations of operators, tenants and borrowers, including Brookdale and Emeritus; the potential impact of future litigation matters, including the possibility of larger than expected litigation costs, adverse results and related developments; competition for tenants and borrowers, including with respect to new leases and mortgages and the renewal or rollover of existing leases; HCP’s ability to negotiate the same or better terms with new tenants or operators if existing leases are not renewed or HCP exercises its right to replace an existing operator or tenant upon default; availability of suitable properties to acquire at favorable prices and the competition for the acquisition and financing of those properties; the financial, legal, regulatory and reputational difficulties of significant operators of HCP’s properties, potentially including Brookdale and Emeritus; the risk that HCP may not be able to achieve the benefits of the investments described above, including with respect to the CCRC JV and the Brookdale and Emeritus merger transaction, within expected time-frames or within expected cost projections; the ability to obtain financing necessary to consummate acquisitions on favorable terms; risks associated with HCP’s investments in joint ventures (including the proposed CCRC JV) and unconsolidated entities, including its lack of sole decision-making authority and its reliance on its joint venture partners’ financial condition and continued cooperation; changes in the credit ratings on U.S. government debt securities or default or delay in payment by the United States of its obligations; and other risks and uncertainties described from time to time in HCP’s Securities and Exchange Commission filings, including its 2013 Annual Report on Form 10-K. HCP assumes no, and hereby disclaims any, obligation to update any of the foregoing or any other forward-looking statements as a result of new information or new or future developments, except as otherwise required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 25, 2014
HCP, Inc.
(Registrant)

	By:	/s/ Timothy M. Schoen
Timothy M. Schoen
Executive Vice President and Chief
Financial Officer